UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2010
TOLLGRADE COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-27312 (Commission File Number)	25-1537134 (IRS Employer Identification Number)
493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 820-1400
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     (e) On March 18, 2010, Tollgrade Communications, Inc. (the “Company”) executed an agreement with the Company’s Chief Financial Officer and Treasurer, Michael D. Bornak, which provides for the payment of benefits in connection with the termination of Mr. Bornak’s employment under certain circumstances, as described herein. The agreement has an initial term of three years, and will be automatically extended for successive two year periods unless terminated by either Mr. Bornak or the Company upon not less than sixty days written notice prior to the end of the then current term.
     Severance Benefits. Pursuant to the agreement, if Mr. Bornak’s employment would be terminated by the Company without cause (as defined in the agreement) or by Mr. Bornak for good reason (as defined in the agreement), and such termination does not occur in connection with a change in control (as defined in the agreement), Mr. Bornak would be entitled to receive payment in a amount equal to his annual base salary. In addition, he would be entitled to reimbursement of executive placement agency fees of up to $6,000 and continuation of certain health and welfare benefits for a one-year period.
     Change in Control Benefits. Mr. Bornak’s agreement also provides for certain change in control benefits. If Mr. Bornak’s employment would be terminated either six months before or within two years after a change in control, or would be terminated by Mr. Bornak for good reason within such period, Mr. Bornak would be entitled to receive a lump sum cash payment equal to an amount that is two times the sum of (a) the greater of (i) his annual base salary for the year then in effect (or in effect on the date immediately preceding the date of the event which gave rise to the good reason for termination) or (ii) his annual base salary for the year in effect on the date of the change in control, and (b) the greater of (i) the average annual cash award that he received as incentive compensation or bonus for the two calendar years immediately preceding the termination date (or the date immediately preceding the date of the event which gave rise to the good reason for termination) or (ii) the average annual cash award that he received as incentive compensation or bonus for the two calendar years immediately preceding the date of the change in control. In addition to the foregoing, Mr. Bornak would be entitled to reimbursement of executive placement agency fees of up to $6,000 and continuation of certain health and welfare benefits for a two-year period.
     Receipt of the payments and benefits described above would be subject to Mr. Bornak signing a separation and mutual release of claims agreement. Mr. Bornak’s agreement further includes confidentiality provisions and covenants against competition, and represents his sole entitlement to severance payments and benefits in connection with termination of employment. In particular, the agreement supersedes and replaces the severance agreement previously entered into between the Company and Mr. Bornak in November 2009.
     The foregoing summary is qualified in its entirety by reference to the full terms and conditions of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
10.1	Agreement dated March 12, 2010 between Tollgrade Communications, Inc. and Michael D. Bornak, filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.
Dated: March 24, 2010	By:	/s/ Jennifer M. Reinke
Jennifer M. Reinke
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement dated March 12, 2010 between Tollgrade Communications, Inc. and Michael D. Bornak, filed herewith.